EXHIBIT 23(a)

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Associated Banc-Corp:

We consent to the use of our reports with respect to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading “Experts” in the proxy statement/prospectus and in the registration statement.

/s/ KPMG LLP

Chicago, Illinois

June 10, 2005